UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01 Completion of Business Acquisition

On November 24, 2008, Ebix, Inc. (the “Company” or “Ebix”) completed the closing of its merger with and acquisition of ConfirmNet Corporation (“ConfirmNet”). The effective date of the acquisition is November 1, 2008. The Company funded this transaction using its own available cash reserves. A detailed description of this transaction is contained in the Company’s Form 8-K filing on November 11, 2008. The executed Agreement and Plan of Merger was filed as an exhibit to this Form 8-K filing.

Ebix will immediately proceed with integrating the operations of ConfirmNet with the Company’s existing BPO operations being conducted in Hemet, California and Portland, Michigan.

A copy of the press release, dated December 1, 2008, announcing the closing of ConfirmNet acquisition is attached to this Form 8-K, as Exhibit 99.1.

Item 9.01 Exhibits

99.1 Press Release, dated December 1, 2008, as issued by Ebix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris

Robert Kerris
Chief Financial Officer
and Corporate Secretary

December 1, 2008

EXHIBIT INDEX

99.1 Press Release, dated December 1, 2008, as issued by Ebix, Inc.